UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2023

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9390	95-2698708
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9357 Spectrum Center Blvd, San Diego, CA 92123
(Address of principal executive offices) (Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JACK	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On August 9, 2023, Jack in the Box Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”) has appointed Mr. Brian Scott to serve as the Company’s Chief Financial Officer (“CFO”), effective upon his first day of employment on August 14, 2023 (the “CFO Start Date”).

Mr. Scott, age 54, most recently served as the Chief Financial Officer of Shiftkey, LLC (Irving, TX) (“Shiftkey”), a scheduling and credential management platform designed to combat the national healthcare shortage by directly connecting healthcare professionals with top-tier facilities.  Mr. Scott served as CFO of Shiftkey from June 2023 until present and as their Chief Strategy Officer from September 2022 until June 2023.  From August 2021 to August 2022, he served as the Chief Financial Officer of TheKey, LLC (La Jolla, CA), a home-care assistance provider helping clients achieve successful long-term aging at home with comprehensive, concierge-based care.  Prior to that, from January 2011 until August 2021, Mr. Scott served as the Chief Financial Officer and Chief Accounting Officer of AMN Healthcare Services, Inc. (Dallas, TX) (NYSE: AMN), the leader and innovator in total talent solutions for healthcare organizations across the nation.  Mr. Scott received his Master of Business Administration from The University of Texas at Austin and holds a bachelor’s degree in accounting and finance from California Polytechnic State University – San Luis Obispo.

On August 8, 2023, the Company entered into an offer letter (the “Offer Letter”) with Mr. Scott with respect to his employment as CFO.  The Offer Letter provides for Mr. Scott to receive: (a) an annual base salary of $625,000; (b) a one-time gross cash bonus of $400,000 payable in December 2023 subject to his continued employment with the Company; (c) a one-time gross cash bonus of $250,000 payable in September 2023; and (d) a one-time new hire grant consisting of restricted stock units (“RSUs”) and performance share units (“PSUs”), each equal to an LTI value of $500,000, with the number of shares determined by reference to the 20-day average closing stock price of the Company’s common stock as of the grant date. The RSUs will vest 33% per year over three years and the PSUs will vest contingent on achievement of performance goals established for the performance period of FY23 through FY25.

The Offer Letter also provides that, beginning with the Company’s next fiscal year, Mr. Scott will be eligible for (a) an annual incentive bonus under the Company’s annual Performance Incentive Plan with a target incentive potential of 75% of base salary (up to a maximum of 200% of target), payable as a lump sum cash payment and based on attainment of Company performance targets for each fiscal year set by the Board; (b) an annual long-term incentive award grant equal to an LTI value of $1,100,000 at grant, with the number of shares determined by reference to the 20-day average closing stock price of Jack in the Box common stock as of the grant date; and (c) participation in (i) the Jack in the Box Inc. Severance Plan for Executive Officers, described in the Company’s Current Report on Form 8-K filed March 4, 2020, and (ii) the Company’s Compensation and Benefits Assurance Agreement for Executives, which will provide for benefits for his position at 2.5x multiple of salary/bonus and 30 months COBRA coverage. Equity grants are subject to a stock ownership requirement equal to 3.0x annual salary to be achieved within five years from the CFO Start Date.

There are no arrangements or understandings with any other person pursuant to which Mr. Scott was appointed as the Company’s CFO, and there are no family relationships between Mr. Scott and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Scott and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Dawn Hooper, the Company’s interim principal financial officer up until the CFO Start Date, will continue to serve in her role as Senior Vice President of Financial Reporting and Controller.

On August 9. 2023, the Company issued a press release announcing Mr. Scott’s appointment, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1.  In addition, a copy of the Offer Letter is filed with this report as Exhibit 99.2. The foregoing description of the terms of the Offer Letter is a summary of select terms, is not complete, and is qualified in its entirety by reference to the full text thereof, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description
99.1	Press Release of Jack in the Box Inc, dated August 9, 2023
99.2	Offer Letter by and between Brian Scott and Jack in the Box Inc., dated August 8, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK IN THE BOX INC.

Date: August 9, 2023	/s/ Darin Harris
Darin Harris
Executive Vice President, Chief Executive Officer